Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our reports, as set forth below, with respect to the following statements of revenue and certain expenses incorporated herein by reference in the Registration Statement on Form S-3 of National Storage Affiliates Trust and to the reference to our firm under the heading “Experts” in the prospectus:

(i) our report dated November 5, 2014 with respect to the Northwest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates during the year ended December 31, 2013, and for the years ended December 31, 2012 and 2011, and the related notes to the financial statements;  (ii) our report dated November 5, 2014 with respect to the Optivest 2013 Properties for the period from January 1, 2013 through the respective acquisition dates during the year ended December 31, 2013, and for the years ended December 31, 2012 and 2011, and the related notes to the financial statements;  (iii) our report dated March 23, 2015 with respect to Northwest 2014 Properties for the years ended December 31, 2013 and 2012, and the related notes to the financial statements; (iv) our report dated December 5, 2014 with respect to Optivest 2014 Properties for the year ended December 31, 2013, and for the period commencing on the later of January 1, 2012 or Optivest’s respective acquisition date through December 31, 2012, and the related notes to the financial statements; (v) our report dated March 23, 2015 with respect to the Guardian 2014 Properties for the years ended December 31, 2013 and 2012, and the related notes to the financial statements; (vi) our report dated March 23, 2015 with respect to the Guardian 2015 Properties for the years ended December 31, 2014, 2013 and 2012; (vii) our report dated March 23, 2015 with respect to the All Stor Properties for the period from the later of January 1, 2014 or All Stor’s respective acquisition date through December 31, 2014, and for the period from the later of March 14, 2013 or All Stor’s respective acquisition date through December 31, 2013, and the related notes to the financial statements; (viii) our report dated November 21, 2014 with respect to Move It Properties for the year ended December 31, 2013, and the related notes to the financial statements; (ix) our report dated May 24, 2016 with respect to the Hide-Away Properties for the year ended December 31, 2015, and the related notes to the financial statements; (x) our report dated May 24, 2016 with respect to the SecurCare Oklahoma Properties for the years ended December 31, 2015, 2014 and 2013, and the related notes to the financial statements; (xi) our report dated May 24, 2016 with respect to the Fondren Self Storage Property for the year ended December 31, 2015, and the related notes to the financial statements; (xii) our report dated May 24, 2016 with respect to the Granite Clover Self Storage Properties for the year ended December 31, 2015, and the related notes to the financial statements; (xiii) our report dated May 24, 2016 with respect to the Gulf Coast Properties for the year ended December 31, 2015, and the related notes to the financial statements; and (xiv) our report dated May 24, 2016 with respect to the Storage Central Property for the year ended December 31, 2015, and the related notes to the financial statements.

/s/ EKS&H LLLP

Denver, Colorado
June 10, 2016